Exhibit 99.1

Intercontinental Exchange Enters Definitive Agreement
to Acquire Ellie Mae from Thoma Bravo

Deal strengthens ICE’s focus on mortgage services

Extends track record of operating vital networks moving analog to digital

ICE will hold a conference call at 5:00 p.m. today to review transaction details

ATLANTA, GA and PLEASANTON, CA – August 6, 2020 – Intercontinental Exchange (NYSE: ICE), a leading operator of global exchanges and clearing houses and provider of mortgage technology, data and listing services, announced today that it has entered into a definitive agreement to acquire Ellie Mae®, the leading cloud-based platform provider for the mortgage finance industry. The transaction with Ellie Mae, a portfolio company of Thoma Bravo, a leading private equity investment firm, values Ellie Mae at approximately $11 billion. The deal, following ICE’s taking a majority stake in MERS in 2016, purchasing the remainder in 2018, and acquiring Simplifile in 2019, establishes ICE, through its growing ICE Mortgage Services network, as the leading provider of end-to-end electronic workflow solutions serving the evolving U.S. residential mortgage industry.

A conference call to review the transaction details will be held on Thursday, August 6, 2020 at 5:00 p.m. ET. Details for the call are included at the end of this announcement.

Ellie Mae, based in Pleasanton, California with approximately 1,700 employees, was founded in 1997 with a mission to automate and digitize the trillion-dollar residential mortgage industry. Through its Digital Lending Platform, Ellie Mae provides technology services to all participants in the mortgage supply chain, including its over 3,000 customers and thousands of partners and investors participating on their open network who provide liquidity to the market. Lenders rely on Ellie Mae to securely manage and facilitate the exchange of data across the ecosystem to enable the origination of mortgages while maintaining strict adherence to various local, state and federal compliance requirements.

“Twenty years after we founded Intercontinental Exchange to provide a transparent trading platform for the energy industry, and following two decades of providing continued innovation to help customers navigate global markets, we are pleased to announce the acquisition of Ellie Mae, which will help us similarly transform the mortgage marketplace,” said Jeffrey C. Sprecher, Founder, Chairman and CEO of Intercontinental Exchange. “Our planned acquisition represents a one-of-a-kind opportunity to add an extraordinary enterprise with great leadership to our family. It will also enhance ICE’s growth strategy in mortgage technology, with complementary products and a wide array of customers and stakeholders who will benefit from our core and proven expertise in operating networks and marketplaces.”

"We are excited to be joining the Intercontinental Exchange family and having the opportunity to work closely with Simplifile and MERS in helping our industry to realize the true digital mortgage,” said Jonathan Corr, President and CEO of Ellie Mae. “We have been on a journey, as we have long said, ‘to automate everything automatable’ for the mortgage industry, and joining ICE, which has followed a parallel journey in global exchanges, will allow us to further accelerate realizing our vision. We also greatly appreciate, and have significantly benefited from, the operational and strategic support from Thoma Bravo. They were instrumental in helping us achieve this outcome, which is a great one for our customers and the industry in general.”

Since acquiring Ellie Mae, Thoma Bravo has partnered with its leadership team to nearly double revenue while achieving best-in-class profitability and driving continued innovation in Ellie Mae’s core products. The combination of Ellie Mae’s market-leading solutions with Thoma Bravo’s deep operational expertise helped the company redesign its organizational structure to scale more efficiently, transform its go-to-market organization to better serve its existing customers, and focus on organic product innovation to drive long-term, sustainable growth. Thoma Bravo also worked closely with Ellie Mae to acquire Capsilon, a highly strategic acquisition that added significant product capabilities and greatly expanded the company’s total addressable market.

“We partnered with Jonathan Corr, Joe Tyrrell and the Ellie Mae team to advance their vision to automate the residential mortgage industry while also using Thoma Bravo’s deep software expertise to greatly improve the company’s operations and accelerate growth,” said Holden Spaht, a Managing Partner at Thoma Bravo. “We are confident that being part of ICE will enable Ellie Mae to continue transforming an industry still in the early innings of digitization, and we look forward to following Ellie Mae’s continued success as part of ICE for many years to come.”

The entire production chain of the mortgage industry, from lead generation to application, to pre-closing, to closing, to post-closing, has traditionally been a highly document-centric and manual process. ICE’s acquisition of MERS and Simplifile has helped to automate the post-closing process. The addition of Ellie Mae extends ICE’s reach to the origination space.

In addition to its Digital Lending Platform capabilities and its vast partner network, Ellie Mae also provides technology solutions that enable its clients to achieve greater levels of consumer engagement, efficiencies through automation, and a modernization of the loan manufacturing process through its recent introduction of machine learning and artificial intelligence. Through this complementary addition, ICE Mortgage Services will provide innovative technology that touches nearly every U.S. mortgage, accelerating additional digitization and streamlining of the mortgage manufacturing process, and ICE Data Services will be able to add to its offerings.

“This transaction will benefit ICE and its shareholders,” said Scott Hill, Chief Financial Officer of Intercontinental Exchange. “The strength of our balance sheet, and the combined cash flows, position this deal to be accretive in the first full year and to meet all of our key strategic and financial acquisition criteria.” The transaction, which is not subject to a financing condition, is expected to close in the third quarter or early fourth quarter of 2020, following the receipt of regulatory approvals and the satisfaction of customary closing conditions.

Key Financial Metrics:

•	Transaction valued at an enterprise value of $11 billion, with consideration in the form of a mix of cash (84% of EV) and newly issued shares of ICE common stock (16%).

•	Expected ICE Mortgage Services pro-forma 2020 revenues of $1.1 billion (includes expected 2020 Ellie Mae revenues of ~$900 million).

•	Expected ICE Mortgage Services pro-forma 2020 adjusted EBITDA[1] of ~$600 million (includes expected 2020 Ellie Mae adjusted EBITDA[2] of ~$470 million).

•	Including past acquisitions of both MERS & Simplifile and, upon completion of the acquisition of Ellie Mae, ICE will have invested a total of roughly $11.5 billion in its strategy to automate the mortgage workflow.

•	Expected Ellie Mae transaction IRR of 10%; ICE ROIC will remain above ICE WACC in year one, growing thereafter.

•	Expected to realize run-rate cost synergies of $50 million to $65 million by the end of year three.

•	Expected that the acquisition of Ellie Mae will be accretive to adjusted EPS in the first full year of ownership.

Credit Suisse, Goldman Sachs and Wells Fargo are serving as lead financial advisors to Intercontinental Exchange, which also received financial advice from Broadhaven, Citigroup and Moelis & Company LLC. Shearman & Sterling LLP is serving as the legal advisor to Intercontinental Exchange, with additional legal advice from Morgan, Lewis & Bockius LLP, Potter Anderson & Corroon LLP and Sullivan & Cromwell LLP. J.P. Morgan Securities LLC and Jefferies LLC are serving as financial advisors to Thoma Bravo and Ellie Mae, and Kirkland & Ellis LLP is serving as the legal advisor to Thoma Bravo and Ellie Mae.

Conference Call Information

ICE will hold a conference call today, August 6, 2020, at 5:00 p.m. ET to review details of the transaction. A live audio webcast of the conference call will be available on the company's website at www.theice.com in the investor relations section. Participants may also listen via telephone by dialing (855) 527-2973 or (855) 527-2980 from the United States or (909) 715-1689 from outside the United States. Telephone participants are recommended to call 10 minutes prior to the start of the call. The call will be archived on the company's website for replay.

About Intercontinental Exchange

Intercontinental Exchange (NYSE: ICE) is a Fortune 500 company formed in the year 2000 to modernize markets. ICE serves customers by operating the exchanges, clearing houses and information services they rely upon to invest, trade and manage risk across global financial and commodity markets. A leader in market data, ICE Data Services serves the information and connectivity needs across virtually all asset classes. As the parent company of the New York Stock Exchange, the company is the premier venue for raising capital in the world, driving economic growth and transforming markets.

1 Reflects legacy ICE Mortgage Services expected EBITDA plus Ellie Mae expected Adjusted EBITDA, which is adjusted to exclude approximately $12 million of non-recurring professional fees. Legacy ICE Mortgage Services expected EBITDA is based on ICE estimates.

2 Based on Ellie Mae estimates and adjusted to exclude approximately $12 million of non-recurring professional fees.

Trademarks of ICE and/or its affiliates include Intercontinental Exchange, ICE, ICE block design, NYSE and New York Stock Exchange. Information regarding additional trademarks and intellectual property rights of Intercontinental Exchange, Inc. and/or its affiliates is located at http://www.intercontinentalexchange.com/terms-of-use. Key Information Documents for certain products covered by the EU Packaged Retail and Insurance-based Investment Products Regulation can be accessed on the relevant exchange website under the heading “Key Information Documents (KIDS).”

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 -- Statements in this press release regarding ICE, Ellie Mae and the combined business, including expected revenue and expected adjusted EBITDA for the twelve months ended December 31, 2020, that are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of additional risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see ICE's Securities and Exchange Commission (SEC) filings, including, but not limited to, the risk factors in ICE's Annual Report on Form 10-K for the year ended December 31, 2019, as filed with the SEC on February 6, 2020.

This release includes non-GAAP measures that exclude certain items we do not consider reflective of our cash operations and core business performance. We believe that the presentation of these non-GAAP measures provides investors with greater transparency and supplemental data relating to our financial condition and results of operations. These adjusted non-GAAP measures should be considered in context with our GAAP results.

We present expected adjusted EBITDA for Ellie Mae and the combined ICE Mortgage Services business for the twelve months ended December 31, 2020, adjusted to deduct approximately $12 million in estimated non-recurring professional fees. Adjusted EBITDA is not a measurement under GAAP in the United States and may not be similar to EBITDA measures of other companies. We believe that Adjusted EBITDA provides useful information to management and investors as an indicator of the operating performance of these businesses. We are not able to forecast the most directly comparable measures calculated and presented in accordance with GAAP. Certain elements of the composition of the GAAP amounts are not predictable, making it impractical for us to forecast. As a result, no GAAP outlook is provided.

Expected Adjusted EBITDA are only estimates and contain forward-looking information. We and Ellie Mae have made a number of assumptions in preparing these projections, which may or may not prove to be correct. The expected Adjusted EBITDA amounts are subject to various risks and uncertainties, and do not guarantee actual results for the period indicated. Factors, risks and uncertainties that could cause actual results to differ materially from those projected include those in the documents that we file with the SEC. We undertake no obligation to update or revise any of the projections, whether as a result of new information, future developments or otherwise.

About Ellie Mae

Ellie Mae is the leading cloud-based platform provider for the mortgage finance industry. Ellie Mae’s technology solutions enable lenders to originate more loans, lower origination costs, and reduce the time to close, all while ensuring the highest levels of compliance, quality and efficiency. Visit EllieMae.com or call (877) 355-4332 to learn more.

About Thoma Bravo

Thoma Bravo is a leading private equity firm focused on the software and technology-enabled services sectors. With a series of funds representing more than $45 billion in capital commitments, Thoma Bravo partners with a company's management team to implement operating best practices, invest in growth initiatives and make accretive acquisitions intended to accelerate revenue and earnings, with the goal of increasing the value of the business. The firm has offices in San Francisco and Chicago. For more information, visit thomabravo.com.

ICE Media Contact:
Josh King
Josh.King@theice.com
212-656-2490

ICE Investor Contact:
Warren Gardiner
Warren.Gardiner@theice.com
770-835-0114

Ellie Mae Media Contact:

Erica Bigley
Erica.Bigley@elliemae.com
(925) 227-5913

Thoma Bravo Media Contact:

Megan Frank

mfrank@thomabravo.com

(212) 731-4778

or

Finsbury

Andrew Johnson

andrew.johnson@finsbury.com
(914) 497-5138